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                                                                   EXHIBIT 23.01

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-127965 on Form S-3 and Registration Statement Nos. 333-24473, 333-29353 and 333-106715 on Form S-8 of our reports dated February 22, 2006, relating to the consolidated financial statements and financial statement schedule of West Corporation and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of West Corporation for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
February 22, 2006